Mesa Air Group Discloses Notice from Nasdaq

February 26, 2025

PHOENIX, February 26, 2025 (GLOBE NEWSWIRE) – Mesa Air Group, Inc. (NASDAQ: MESA) (“Mesa” or the “Company”) today announced that it received a notice (“Notice”) on February 21, 2025 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, as a result of (i) the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended December 31, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), and (ii) the Company’s continued delay in filing its Annual Report on Form 10-K for the period ended September 30, 2024 (the “Form 10-K” or the “Initial Delinquent Filing”), as first reported in that notification letter (the “Initial Notice”) issued by the SEC to the Company on January 15, 2025 (the “Initial Notice Date”), the Company is still not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). The filing delay is not the result of a forthcoming restatement of the Company’s financial statements or any disagreement with the Company’s auditors.

The New Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The New Notice states that, in accordance with the Initial Notice, the Company has 60 calendar days from the Initial Notice Date, or until March 17, 2025, to submit a plan to regain compliance with the Listing Rule with respect to the delinquent reports. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Initial Delinquent Filing, or until July 14, 2025, to regain compliance.

The Company continues to work diligently to complete the Form 10-K and the Form 10-Q.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 67 cities in 34 states, Cuba, and Mexico. As of September 30, 2024, Mesa operated a fleet of 67 aircraft, with approximately 265 daily departures. The Company had approximately 1,838 employees. Mesa operates all its flights as United Express pursuant to the terms of a capacity purchase agreement entered into with United Airlines, Inc.

Important Cautions Regarding Forward-Looking Statements

This Press Release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the SEC, and the risk that the completion and filing of the Form 10-K and Form 10-Q will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in its most recent Annual Report on Form 10-K and the Company’s other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Contact:
Mesa Air Group, Inc.

Media
media@mesa-air.com

Investor Relations
investor.relations@mesa-air.com